Exhibit 10.2

STOCK APPRECIATION RIGHT CANCELLATION AGREEMENT

This Stock Appreciation Right Cancellation Agreement (hereinafter “Agreement”), dated as of August 10, 2010, and effective as of the Effective Date (as defined herein), is made between Cott Corporation (the “Company”) and Neal Cravens (the “Grantee”).

WHEREAS, pursuant to that certain Offer Letter, dated as of August 19, 2009, between the Company and the Grantee (the “Offer Letter”), the Company granted a stock appreciation right equivalent to 100,000 common shares of Cott (the “SAR Award”) which vests in equal installments on September 8, 2010, 2011, and 2012, pursuant to the terms of the Company’s Amended and Restated Share Appreciation Rights Plan dated June 25, 2007;

WHEREAS, one-third of the SAR Award has vested and additional installments of the SAR Award may vest prior to the Effective Date; and

WHEREAS, the Grantee has requested that the Company cancel the SAR Award and all rights thereunder, and the Company has agreed to such cancellation, effective as of the Effective Date.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1. SAR Award Cancellation. The SAR Award is hereby cancelled, effective as of the Effective Date. Upon such cancellation, the Grantee shall have no further rights to exercise the SAR Award or to receive Company common shares pursuant to the SAR Award. Such cancellation shall include the cancellation of the one-third portion of the SAR Award that has vested and shall also include the cancellation of additional installments of the SAR Award that may vest prior to the Effective Date.

2. Cancellation Payment. As a payment in lieu of whatever benefits, if any, to which the Grantee may be entitled under the SAR Award, and in exchange for the release of claims and covenants contained herein, the Company shall pay the Grantee the amount of $1 on the Effective Date.

3. Grantee Release. Performance by the Company under this Agreement and the delivery of the good and valuable consideration described herein is conditioned upon the Grantee executing and delivering on the Effective Date a Waiver and Release in the form attached hereto as Exhibit A.

4. Effective Date. As used in this Agreement, “Effective Date” shall mean the earlier to occur of (i) the date that the Company obtains all approvals of this Agreement and the transactions contemplated hereby, if any, required by applicable regulations, or (ii) the date on which the Company determines that such approval is not necessary.

5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Grantee and their respective successors, heirs, and legal representatives. The Grantee’s signature below on this Agreement affirms that he has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.

6. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and contains all the agreements between them with respect to the subject matter hereof; provided, however, that except to the extent set forth herein, this Agreement shall not affect any other agreements existing between the Company and the Grantee, including but not limited to the Offer Letter, and provided further that, notwithstanding anything to the contrary herein, the Grantee shall remain eligible to receive future equity compensation awards from the Company.

7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to principles of conflict of laws.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

COMPANY:

Cott Corporation

By:	/s/ Michael Creamer
Name:	Michael Creamer
Its:	Vice President - People

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Its:	Vice President, General Counsel and Secretary

GRANTEE:

Neal Cravens

By:	/s/ Neal Cravens
Name:	Neal Cravens

Exhibit A

WAIVER

Pursuant to that certain Stock Appreciation Right Cancellation and Forfeiture Agreement between the undersigned Grantee and Cott Corporation (the “Company”) dated as of     , 2010 (the “Agreement”), Grantee has agreed as a condition of the Company’s performance under the Agreement to execute and deliver this Waiver and Release. For good and valuable consideration under the Agreement, the receipt and sufficiency of which is hereby acknowledged, Grantee hereby waives his rights under, and releases and discharges fully and forever the Company and its officers, directors and shareholders and each of its and their predecessors and successors from any and all present or future claims, demands, and causes of action arising from or in connection with, the SAR Award, as such term is defined in the Agreement.

Date:

OPTIONEE:

Neal Cravens

By:
Name:	Neal Cravens